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                                   EXHIBIT 2.2

                     PARTNERSHIP INTEREST PURCHASE AGREEMENT

                         LIST OF SCHEDULES AND EXHIBITS
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SCHEDULES
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
Schedule 2.6      Tax Matters
Schedule 4.1(e)   Required Approvals and Consents
Schedule 4.8      Maintenance of Programs
Schedule 4.16     Assignment of Agreements

EXHIBITS
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Exhibit A         Partnership Agreement, as amended
Exhibit B1        IPSS Bill of Sale and Assignment of Partnership Interests
Exhibit B2        CCCT Bill of Sale and Assignment of Partnership Interests
Exhibit C         Executive Employment Agreement with Joe Rowell
Exhibit D         Executive Employment Agreement with Paul Lechtenberg
Exhibit E         Partnership Appreciation Rights Plan, as amended
Exhibit F         Examples of Post Closing Adjustments
Exhibit G         Amendment No. 2 to Transfer and Reservation Agreement
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Carreker Corporation agrees to furnish supplementally to the Commission upon request a copy of any omitted schedule or other attachment.